                     WASHINGTON MUTUAL FINANCE CORPORATION

                                       AND

                        THE BANK OF NEW YORK, AS TRUSTEE

                           --------------------------

                             Senior Debt Securities

                                    Indenture

                           ---------------------------

                            Dated as of June 8, 2000



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        INDENTURE, dated as of June 8, 2000 (the "Indenture"), between
WASHINGTON MUTUAL FINANCE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal offices at 8900 Grand Oak Circle, Tampa, Florida 33637-1050, and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

        The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other obligations for money so borrowed (herein called the "Securities"), to be issued in one or more series as in this Indenture provided.

        All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

PARAGRAPH A. INCORPORATION BY REFERENCE

        Articles I through XIV of the Washington Mutual Finance Corporation. Standard Multiple-Series Indenture Provisions dated as of June __, 1999 (herein called the "Standard Provisions"), a copy of which is attached hereto as Annex "A", are hereby incorporated herein by reference with the same force and effect as though fully set out herein.

PARAGRAPH B. ADDITIONAL PROVISIONS

        1. Section 1.11 of the Standard Provisions is hereby amended by inserting ", holders of Senior Debt" after the word "hereunder" on the third line thereof.

        2. Section 2.2 of the Standard Provisions is hereby amended by deleting the words "[full name of Trustee] " and inserting the words "The Bank of New York."

        3. Section 1.5, subsection (b), of the Standard Provisions is hereby amended by deleting the words "the address of its principal office specified in the first paragraph of this instrument" and inserting the words 1201 Third Avenue, Suite 1500, Seattle, Washington 98101, Attention: Executive Vice President and General Counsel."

        4. Section 6.14 of the Standard Provisions is hereby amended by deleting the words "[full name of Trustee]" and inserting the words "The Bank of New York."

        5. The following provision, which constitutes part of this Indenture, is numbered to conform with the format of the Standard Provisions.

               Section 6.15. Corporate Trust Office. At the date of this Indenture, the Corporate Trust Office of the Trustee is located at 101 Barclay Street, New York, New York 10286.



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        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       WASHINGTON MUTUAL FINANCE CORPORATION





                                       By                /s/
                                          --------------------------------------
                                          Authorized Signatory



[SEAL]

Attest



              /s/
------------------------------
Assistant Secretary



                                       THE BANK OF NEW YORK,
                                       as Trustee


                                       By
                                          --------------------------------------
                                          Title: Authorized Signatory

[SEAL]

Attest



-------------------------------
Title: Assistant Vice President




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STATE OF WASHINGTON  )
                           ) ss
COUNTY OF KING       )

        On the 8th day of June, 2000, before me personally came Richard D. Lodge to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President of WASHINGTON MUTUAL FINANCE CORPORATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                                /s/
                                       -----------------------------------------
                                       Notary Public









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        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       WASHINGTON MUTUAL FINANCE CORPORATION



                                       By:
                                           -------------------------------------
                                           Authorized Signatory



[SEAL]

Attest



------------------------------
Secretary



                                       THE BANK OF NEW YORK,
                                       as Trustee



                                       By        /s/
                                           -------------------------------------
                                           Title:  Authorized Signatory

[SEAL]

Attest


    /s/
------------------------------
Title: Assistant Secretary






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STATE OF NEW YORK         )
                          ) ss
COUNTY OF NEW YORK        )

        On the 7th day of June, 2000, before me personally came Stephen J. Giorlando to me known, who, being by me duly sworn, did depose and say that he is Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                                        /s/
                                       -----------------------------------------
                                       Notary Public






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